                                                                               .
                                                                               .
                                                                               .

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
    99.1      Press Release dated March 1, 2007

EXHIBIT 99.1

                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACTS:
Michael Doyle
Vice President and Chief Financial Officer
MDoyle@EasyLink.com
800-828-7115

                  EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

PISCATAWAY, N.J. - March 1, 2006. EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic processes, reported financial results for the fourth quarter and year ended December 31, 2006.

Revenues for the fourth quarter of 2006 were $18.0 million as compared to $18.7 million for the third quarter of 2006 and $18.5 million for the fourth quarter of 2005. Revenues for the fourth and third quarters of 2006 included approximately $0.1 million and $0.7 million, respectively, related to a previously announced software licensing arrangement. Gross margin was 62% in both the fourth quarter of 2006 and fourth quarter of 2005 as compared to 63% in the third quarter of 2006. Gross margin for the third quarter of 2006 included approximately $0.5 million of credits from telecommunications carriers and the expected refund of Federal excise taxes previously paid. The net loss for the fourth quarter of 2006 was $98,000 or approximately $(.01) per share as compared to a loss from continuing operations of $431,000, or $(.04) per share for the third quarter of 2006. Results for the fourth quarter included a $550,000 non cash trademark impairment charge. Excluding the impairment charge, net income for the fourth quarter would have been $452,000 or approximately $.04 per share. Income from discontinued operations of $928,000 in the third quarter resulted in net income of $497,000 or $0.04 per share for the period. For the fourth quarter of 2005 net income was $547,000 or $.06 per share. All per share amounts have been adjusted to reflect the Company's 1 for 5 reverse stock split completed on August 28, 2006.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization from continuing operations ("EBITDA") of $1.3 million in the fourth quarter of 2006, as compared to EBITDA of $1.3 million in the third quarter of 2006 and $1.8 million in the fourth quarter of 2005. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, together with reconciliation to net income or loss for all periods presented, is attached. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt, and its capacity to make new investments in its services.

The Company's cash and cash equivalents balance increased to $6.7 million at the end of the fourth quarter as compared to $6.2 million at September 30, 2006 and $6.3 million at December 31, 2005. Net cash from operating activities amounted to $2.4 million for the current quarter and $3.8 million for the year ended December 31, 2006.

Thomas Murawski, Chairman, President and Chief Executive Officer of EasyLink, said,

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

"Fourth quarter results were in line with guidance, starting a positive earnings trend that we expect to continue throughout 2007. Despite slightly lower quarterly revenues and one time expenses resulting from our recently resolved patent dispute as well as our trademark impairment, net results approached break-even for the quarter. Overall revenues were about the same quarter to quarter after accounting for a large one-time software sale recorded primarily during the third quarter. Excluding this one-time event, TMS revenues increased about a half million dollars or approximately 9% quarter over quarter, essentially balancing out declines in TDS and EDI service revenues. Operating expenses, excluding those relating to strategic or litigation events have continued to go down, as we realize increasing savings from ongoing programs, particularly in the areas of network infrastructure consolidation and streamlining our international business. As our 2007 guidance indicates, we expect first quarter revenue to be slightly higher than the fourth quarter generating positive operating income and improved earnings. And finally, we are pleased with the improvements to our balance sheet with a year end cash balance of $6.7 million and a cash to debt ratio of 1.5 to 1, our financial health continues to improve."

Murawski added "As it relates to strategic developments at the company, we were pleased to announce the settlement of a patent litigation matter with Dynamic Depth, Inc. with no material impact to the company. Additionally, a committee of the board of directors is continuing its review of strategic alternatives and expects to complete its work and make a recommendation to the full board in the near term. We are keeping this process as separate from our day-to-day operations as possible, and will make further announcements as significant events arise."

For the fourth quarter of 2006 in comparison to the third quarter of 2006 and the fourth quarter of 2005, revenues (in thousands) for the Company's services were as follows:

                                               %                          %
              4TH QUARTER   3RD QUARTER    INCREASE/   4TH QUARTER    INCREASE/
                  2006          2006      (DECREASE)       2005      (DECREASE)
              -----------   -----------   ----------   -----------   ----------
TMS             $ 5,789       $ 5,927       (2.3%)       $ 4,161        39.1%
TDS - EDI       $ 4,204       $ 4,480       (6.2%)       $ 4,474        (6.0%)
TDS - Other     $ 8,030       $ 8,282       (3.0%)       $ 9,875       (18.7%)
                -------       -------       ----         -------       -----
                $18,023       $18,689       (3.6%)       $18,510        (2.6%)

FULL YEAR 2006 RESULTS (UNAUDITED)

Revenues for the year ended December 31, 2006 were $74.0 million as compared to $78.7 million in the year ended December 31, 2005. The Company reported a net loss for the year ended December 31, 2006 of $67,000 or $ (.01) per share, compared to a net loss of $1.1 million, or ($.12) per share, for the year ended December 31, 2005. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the full year 2006 amounted to $4.3 million as compared to $5.3 million for the full year 2005.

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

For the first quarter of 2007 EasyLink expects:

- Revenues in the range of $18.0 to $18.3 million with TMS revenues in the range of $6.0 to 6.2 million, EDI revenue in the range of $4.0 to $4.2 million and TDS revenues in the range of $7.9 to $8.0 to million.

-    Earnings in the range of $.03 to $.06 per share.

For the year 2007:

-    Revenues are expected to be in the range of $70 to $73 million.

-    Earnings are expected to be in the range of $.20 to $.30 per share.

QUARTERLY CONFERENCE CALL

EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/340-8363 and the reservation number is 8455331. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through11:00 p.m. EST March 16. You can also access the replay by calling 800/642-1687 and entering the reservation number 8455331.

ABOUT EASYLINK SERVICES CORPORATION

EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; the ability to attract additional customers or to expand services sold

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; and significant competition. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

                          EASYLINK SERVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               DEC. 31, 2006   DEC. 31, 2005
                                               -------------   -------------
                                                (UNAUDITED)
ASSETS
   Cash and cash equivalents                      $ 6,707         $ 6,282
   Accounts receivable, net                        10,725          11,416
   Other current assets                             2,511           2,653
                                                  -------         -------
      Total current assets                         19,943          20,351

   Property and equipment, net                      9,703          10,252
   Goodwill and other intangible assets, net       11,282          12,477
   Other assets                                       305             895
                                                  -------         -------
   TOTAL ASSETS                                   $41,233         $43,975
                                                  =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable                               $ 5,810         $ 6,464
   Accrued expenses                                10,299          10,432
   Loans and notes payable                          4,413          10,550
   Other current liabilities                        1,363           2,395
                                                  -------         -------
      Total current liabilities                    21,885          29,841
Long term liabilities                               1,186           1,753
                                                  -------         -------
TOTAL LIABILITIES                                  23,071          31,594
TOTAL STOCKHOLDERS' EQUITY                         18,162          12,381
                                                  -------         -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $41,233         $43,975
                                                  =======         =======

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                THREE MONTHS ENDED DEC 31,
                                                --------------------------
                                                       2006        2005
                                                   -----------   -------
                                                   (Unaudited)
Revenues                                             $18,023     $18,510
Cost of revenues                                       6,770       7,004
                                                     -------     -------
Gross profit                                          11,253      11,506
Operating expenses:
   Sales and marketing                                 3,980       4,722
   General and administrative                          4,958       4,536
   Product development                                 1,689       1,674
   Amortization of other intangibles                      43         517
   Impairment of intangibles                             550          --
                                                     -------     -------
      Total operating expenses                        11,220      11,449
                                                     -------     -------
Income from operations                                    33          57
Other income (expense), net                             (173)        100
                                                     -------     -------
Loss before income taxes                                (140)        157
Credit for income taxes                                  (42)       (390)
                                                     -------     -------
NET INCOME (LOSS)                                        (98)        547
                                                     =======     =======
Net income per share:
BASIC AND DILUTED NET INCOME (LOSS) PER SHARE        $ (0.01)    $  0.06
                                                     =======     =======
Weighted average basic shares outstanding             10,952       9,032
                                                     =======     =======
Weighted average diluted shares outstanding           10,952       9,090
                                                     =======     =======

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                        YEAR ENDED DEC. 31,
                                                      ----------------------
                                                          2006        2005
                                                      -----------   --------
                                                      (Unaudited)
Revenues                                               $ 74,025     $ 78,659
Cost of revenues                                         29,000       29,929
                                                       --------     --------
Gross profit                                             45,025       48,730
Operating expenses:
   Sales and marketing                                   17,738       19,449
   General and administrative                            19,274       19,925
   Product development                                    6,947        6,768
   Amortization of other intangibles                        487        2,068
   Impairment of other intangibles                          550           --
   Separation agreement costs                                --        2,312
   Loss on sale of fax businesses                            --          250
                                                       --------     --------
      Total operating expenses                           44,996       50,772
                                                       --------     --------
Income (loss) from operations                                29       (2,042)
Other income (expense), net                              (1,055)         607
                                                       --------     --------
Loss from continuing operations before income taxes      (1,026)      (1,435)
Credit for income taxes                                     (31)        (350)
                                                       --------     --------
Loss from continuing operations                            (995)      (1,085)
Income from discontinued operations                         928           --
                                                       --------     --------
NET LOSS                                               $    (67)    $ (1,085)
                                                       ========     ========
Net income (loss) per share:
Basic and diluted loss per share from
   continuing operations                               $  (0.10)    $  (0.12)
Basic and diluted income per share from
   discontinued operations                                 0.09           --
                                                       --------     --------
BASIC AND DILUTED NET INCOME (LOSS) PER SHARE          $  (0.01)    $  (0.12)
                                                       ========     ========
Weighted average basic shares outstanding                10,362        8,937
                                                       ========     ========
Weighted average diluted shares outstanding              10,362        8,937
                                                       ========     ========

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

                          EASYLINK SERVICES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                              YEAR ENDED DEC. 31,
                                                                            ----------------------
                                                                                2006        2005
                                                                            -----------   --------
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $    (67)    $ (1,085)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
   Income from discontinued operation-reversal of litigation reserve             (928)          --
   Depreciation                                                                 2,830        3,118
   Amortization of intangible and other assets                                    644        2,332
   Impairment of intangible asset                                                 550           --
   Issuance of shares as matching contributions to employee benefit plans         425          475
   Loss on sale of marketable securities                                           --          469
   Loss on sale of fax businesses                                                  --          250
   Separation agreement costs                                                      --        2,312
   Gain on sale of domain names repurchase agreement                               --       (1,907)
   Debt termination fee and debt issuance costs amortization                      634
   Other                                                                           10           94
Changes in operating assets and liabilities:
   Accounts receivable, net                                                       854          408
   Prepaid expenses and other assets                                              244          959
   Accounts payable, accrued expenses and other liabilities                    (1,401)      (7,534)
                                                                             --------     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES-CONTINUING OPERATIONS                 3,795         (109)
NET CASH PROVIDED BY OPERATING ACTIVITIES-DISCONTINUED OPERATIONS                  --          400
                                                                             --------     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                       3,795          291
                                                                             --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                            (2,179)      (4,596)
Proceeds from sale of marketable securities                                        --        1,021
Proceeds from domain names repurchase agreement                                   500          830
Cash paid from Quickstream acquisition                                             --         (342)
                                                                             --------     --------
NET CASH USED IN INVESTING ACTIVITIES                                          (1,679)      (3,087)
                                                                             --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of loan advances                                                      23,264        1,900
Payment of loan advances                                                      (19,801)        (950)
Principal payments of note payable                                             (9,600)      (3,825)
Proceeds from issuance of stock                                                 5,408           96
Debt termination fee and debt issuance costs                                     (645)          --
Other                                                                             (56)        (330)
                                                                             --------     --------
NET CASH USED IN FINANCING ACTIVITIES                                          (1,430)      (3,109)
                                                                             --------     --------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS             (261)         (29)
                                                                             --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              425       (5,934)
Cash and cash equivalents at beginning of the period                            6,282       12,216
                                                                             --------     --------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                               $  6,707     $  6,282
                                                                             ========     ========

EASYLINK REPORTS FOURTH QUARTER 2006 RESULTS

                          EASYLINK SERVICES CORPORATION
       UNAUDITED RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)

                                                         THREE MONTHS
                                                        ENDED DEC. 31,
                                                       ----------------
                                                        2006      2005
                                                       ------   -------
Net income (loss)                                      $  (98)  $   547
Add:
Depreciation                                              703       692
Amortization of intangible assets                          78       570
Impairment of intangible asset                            550        --
Interest expense, net                                     148       373
Income tax credit                                         (42)     (390)
                                                       ------   -------
EBITDA                                                  1,339     1,792

Less:
Interest expense, net                                     148       373
Income tax credits                                        (42)     (390)

Add (subtract):
   Other non-cash items                                    87        83
   Changes in operating assets and liabilities          1,100    (2,459)
                                                       ------   -------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS   $2,420   $  (567)
                                                       ======   =======

                                                          YEAR ENDED
                                                           DEC. 31,
                                                       ----------------
                                                        2006     2005
                                                       ------   -------
Loss from continuing operations                        $ (995)  $(1,085)

Add:
Depreciation                                            2,830     3,118
Amortization of intangible assets                         644     2,332
Impairment of intangible asset                            550        --
Interest expense, net                                   1,320     1,284
Income tax credit                                         (31)     (350)
                                                       ------   -------
EBITDA                                                  4,318     5,299

Less:
Interest expense, net                                   1,320     1,284
Income tax credit                                         (31)     (350)

Add (subtract):
   Other non-cash items                                 1,069     1,693
   Changes in operating assets and liabilities           (303)   (6,167)
                                                       ------   -------
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS   $3,795   $  (109)
                                                       ======   =======